United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 29, 2023

Pineapple Energy Inc.

(Exact name of Registrant as Specified in its Charter)

Minnesota

(State Or Other Jurisdiction Of Incorporation)

001-31588	41-0957999
(Commission File Number)	(I.R.S. Employer Identification No.)

10900 Red Circle Drive Minnetonka, MN	55343
(Address of Principal Executive Offices)	(Zip Code)

(952) 996-1674

Registrant’s Telephone Number, Including Area Code

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value, $.05 per share	PEGY	The Nasdaq Stock Market, LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Important Information for Holders of Contingent Value Rights (CVRs)

•	Revised 2022 1099-DIVs for Registered CVR Holders Available March 29, 2023
•	Updated Tax Information For CVR Holders

Beginning March 29, 2023, a revised IRS Form 1099-DIV will be available online or mailed to each Registered CVR Holder (hereafter defined) with respect to Contingent Value Rights ("CVRs") that were issued immediately following the merger of Communications Systems, Inc. ("CSI") and Pineapple Energy, Inc. ("Pineapple") on March 28, 2022 (the "Merger"). The revised Form 1099-DIV issued by Pineapple should be used instead of the 1099-DIV that was mailed or available to each Registered CVR Holder beginning on or about January 23, 2023.

Those who beneficially own CVRs indirectly through a bank or broker-dealer (a "Street Name CVR Holder") will not receive an IRS form 1099-DIV and should contact their bank or broker-dealer for tax information applicable to the CVRs they beneficially own in street name.

Following is (i) background information and (ii) information regarding the federal income tax treatment of the CVRs issued immediately after the Merger and taxability of the August 3, 2022 distribution pursuant to the CVRs, as well as future distributions, if any. Unless otherwise qualified, the term "CVR Holder" used hereafter refers to all beneficial owners of CVRs, whether as Registered CVR Holders or Street Name CVR Holders.

Background

In connection with the Merger of CSI and Pineapple, the shareholders of CSI who were the shareholders of record of CSI common stock at the close of business on March 25, 2022 (each a "Registered CVR Holder"), were issued one contractual non-transferable CVR per each share of CSI common stock held by them on such date. Each CVR Holder is entitled to a portion of the net proceeds of dispositions of CSI's pre-Merger assets that occur following the Merger and prior to March 28, 2024. Further information related to the CVRs and the Contingent Value Rights Agreement, pursuant to which the CVRs were issued, can be found in CSI's Proxy Statement/Prospectus dated and filed with the SEC on February 3, 2022. See: https://www.sec.gov/Archives/edgar/data/22701/000089710122000079/csi220088_424b3.htm

On August 3, 2022, Pineapple announced a $3.60 per CVR distribution of proceeds from the disposition of pre-Merger assets to CVR Holders. In its announcement, Pineapple also advised that the payment of $3.60 per CVR was not a taxable event, but that CVRs issued to CVR Holders immediately after the Merger were taxable as a dividend and that the taxable value of the dividend would be based on the CSI's accumulated earnings and profits as of December 31, 2021. The August 3, 2022 announcement also provided preliminary information regarding what portion of the CVRs issued would be taxable to CVR Holders by reference to Pineapple's initial IRS Form 8937 related to the Merger that was supplied with the announcement.

On January 23, 2023, Equiniti Trust Company, Pineapple's Rights Agent for the CVRs, began distributing IRS Form 1099-DIVs to Registered CVR Holders using the preliminary information then available regarding the CSI's accumulated earnings and profits as of December 31, 2021.

The determination of CSI's accumulated earnings and profits as of December 31, 2021 has now been finalized, and updated information with respect to the taxability of CVRs issued to the CVR Holders is discussed below.

Information Regarding the Taxability of the CVRs Issued and Distributions to CVR Holders

Due to legal uncertainties and individual circumstances, CVR Holders are urged to consult their respective tax advisors regarding the tax treatment of the CVRs issued to them and the tax treatment of distributions they receive after the Merger from the disposition of CSI's pre-Merger assets. CVR Holders and their advisors are also urged to review information in the CSI's proxy statement/prospectus dated February 3, 2022 titled "Certain Material US Federal Income Tax Consequences of the Receipt of CVRs" which can be found here beginning at page 151, and the information that follows is subject to information and qualifications presented therein. See also the revised IRS Form 8937 on our website https://ir.pineappleenergy.com/financial-information/cvr.

Taxability of the CVRs issued to the CVR Holders

With respect to the CVRs issued to the CVR Holders immediately following the Merger, Pineapple has received tax advice, general in nature, to the effect it is more likely than not that the fair market value of the CVRs issued to each US CVR Holder will be treated: first, as a dividend to the extent of each such Holder's share of CSI's accumulated earnings and profits at December 31, 2021; then, as a non-taxable return of capital to the extent of such Holders' basis in CSI common stock held on March 25, 2022; and, finally, if the return of capital exceeds such basis, as a gain from the sale or exchange of property. The aggregate fair market value of the CVRs distributed following the Merger was estimated to be $18,277,230 and accumulated earnings and profits as of December 31, 2021 was $746,469. Accordingly, 4.08% ($746,469/$18,277,230) of the aggregate fair market value of the CVRs following the Merger is considered to be a taxable distribution out of accumulated earnings and profits and revised 1099-DIVs made available to the respective Registered CVR Holders will reflect this determination.

Taxability of Distributions following the Merger

With respect to the tax treatment of distributions CVR Holders receive after the Merger from the disposition of legacy assets, the Issuer has received tax advice, general in nature, to the effect that it is more likely than not (i) a portion of each payment received by CVR holders after March 28, 2022 will be characterized as imputed interest; (ii) the balance of each such payment will be treated as a non-taxable return to the extent of the CVR holder's tax basis in the CVR and taxable to the extent such payment exceeds the CVR Holder's basis; and, (iii) if the CVR Holder fails to recover the full basis in the CVR, a loss is allowed in the year the CVR expires.

SIGNATUREs

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PINEAPPLE ENERGY INC.

	By:	/s/ Eric Ingvaldson
Eric Ingvaldson, Chief Financial Officer

Date: March 29, 2023